American Midstream Reports Fourth Quarter and Record Full Year 2015 Results

DENVER, CO – March 7, 2016 - American Midstream Partners, LP (NYSE: AMID) (the "Partnership") today reported financial results for the three and twelve months ended December 31, 2015.

Highlights:

•	Generated year-over-year Adjusted EBITDA[1] and Distributable Cash Flow ("DCF")[1] growth of greater than 40 percent in 2015 with forecasted growth of approximately 70 percent in 2016;

•	Acquired a minority interest in Delta House from an affiliate of the general partner of the Partnership, contributing significant fee-based cash flow to 2015 financial results;

•	Increased borrowing capacity under the revolving credit facility by 50 percent to $750 million; and

•
ArcLight Capital Partners, which controls the general partner of the Partnership, initiated a purchase program in December 2015 to acquire common units of the Partnership, purchasing more than five percent of common units outstanding to-date.

1Indicates a non-GAAP financial measure.

EXECUTIVE COMMENTARY

"2015 marks the third consecutive year of Adjusted EBITDA and DCF growth," said Lynn Bourdon, Chairman, President and Chief Executive Officer. "Our financial results reflect a strong year of execution for American Midstream, including the acquisition of a minority interest in Delta House and transition to 90 percent fee-based cash flow in multiple basins. Amidst a challenging environment, we delivered year-over-year Adjusted EBITDA and DCF growth of greater than 40 percent, and we are forecasting significant growth again in 2016.

"The Partnership's 2016 forecast reflects a full-year benefit of a minority interest in Delta House and organic growth projects completed in 2015, as well as fee-based organic growth projects coming online in 2016, including expansions at the Harvey terminal, startup of the Longview rail facility, and contributions from off-spec processing in the Permian. As a result, in 2016 we expect to generate top-quartile, year-over-year Adjusted EBITDA and DCF growth of 70 percent with distribution coverage in a range of 1.1 to 1.2 times.

"Our diversified portfolio of midstream assets in multiple key resource plays provides a strong footprint to continue delivering long-term growth. As we look ahead, we are actively evaluating organic growth and acquisition opportunities in partnership with ArcLight Capital, who is executing a $75 million common unit purchase program and currently holds more than 10 percent of our outstanding common units. We remain committed to operating prudently in the current environment while remaining focused on delivering long-term, sustainable growth to unitholders."

FINANCIAL RESULTS

Key Metrics	Three months ended December 31,			Years ended December 31,
	(millions)%			(millions)%
	2015	2014	Change	2015	2014	Change
Gross Margin	$28.1	$36.2	(22.4)	$123.3	$102.8	19.9
Adjusted EBITDA	$20.4	$19.2	6.3	$66.3	$45.6	45.4
Distributable Cash Flow	$14.3	$15.5	(7.7)	$46.6	$32.7	42.5

Gross margin1 for the three months ended December 31, 2015 was $28.1 million, a decrease of $8.1 million, or 22.4 percent, from $36.2 million in the prior-year period. For the twelve months ended December 31, 2015, gross margin was $123.3 million compared to $102.8 million in 2014, an increase of $20.5 million, or 19.9 percent.

The decrease in gross margin for the three months ended December 31, 2015 was primarily due to lower natural gas liquids ("NGL") pricing, lower condensate production, and a decrease in total average throughput volumes in the Transmission segment. The increase in gross margin for the twelve months ended December 31, 2015 was primarily due to higher NGL and condensate production and higher throughput volumes in the Gathering and Processing segment as a result of the Costar Midstream acquisition in October 2014, partially offset by lower average throughput volumes in the Transmission segment.

Adjusted EBITDA for the three and twelve months ended December 31, 2015 was $20.4 million and $66.3 million, respectively, compared to $19.2 million and $45.6 million for the same periods in 2014, increases of 6.3 percent and 45.4 percent, respectively. The increases were primarily related to the October 2014 acquisition of Costar Midstream and incremental earnings from unconsolidated affiliates, including Delta House and the Main Pass Oil Gathering system.

DCF for the three and twelve months ended December 31, 2015 was $14.3 million and $46.6 million, respectively, representing distribution coverage ratios of 0.84 and 0.81, respectively. The fourth quarter 2015 distribution of $0.4725 per common unit remains unchanged from the third quarter 2015 distribution and was paid February 12, 2016.

Reconciliations of the non-GAAP financial measures gross margin, Adjusted EBITDA, and DCF to net income (loss) attributable to the Partnership, the most directly comparable GAAP financial measure, are provided at the end of this press release.

Net loss attributable to the Partnership for the three and twelve months ended December 31, 2015 was $121.6 million and $127.5 million, respectively, which included a loss on impairment of goodwill of $118.6 million recorded in the fourth quarter of 2015. This compares to a net loss of $94.3 million and $98.0 million for the same periods in 2014, which included a $99.9 million asset impairment charge incurred in the fourth quarter of 2014. During the fourth quarter of 2015, in which the carrying value of the Partnership exceeded its market capitalization, the Partnership completed annual impairment testing and recorded a $118.6 million loss on impairment of goodwill primarily attributable to changes in the assumptions supporting the fair value of goodwill related to certain gathering and processing reporting units, including reduced commodity price assumptions and delayed future growth.

SEGMENT PERFORMANCE

Gross Margin	Three months ended December 31,		Years ended December 31,		Percent Change (%)
	(millions)		(millions)		quarter	year-to-date
	2015	2014	2015	2014
Gathering and Processing	$17.2	$19.7	$76.9	$50.8	(12.7)	51.4
Transmission	$8.3	$13.8	$35.3	$42.8	(39.9)	(17.5)
Terminals	$2.6	$2.7	$11.1	$9.2	(3.7)	20.7

Gross margin for the Gathering and Processing segment was $17.2 million and $76.9 million for the three and twelve months ended December 31, 2015, respectively, compared to $19.7 million and $50.8 million for the same periods in 2014. The decrease in gross margin for the fourth quarter was primarily due to lower condensate production and associated margins. The increase in gross margin for the full year was primarily attributable to incremental gross margin from the Costar-acquired assets and higher gross margin from the Lavaca system, partially offset by lower NGL and condensate production in the second-half of 2015 due to lower off-spec volumes at Longview.

Natural gas throughput volumes increased in the Gathering and Processing segment for the reported periods primarily due to the addition of the Costar assets and incremental throughput volumes on Lavaca system, partially offset by declines from legacy assets. Processed NGLs increased during the same periods as a result of a full-year benefit of Longview operations as part of the Costar acquisition.

Gross margin for the Transmission segment was $8.3 million and $35.3 million for the three and twelve months ended December 31, 2015, respectively, compared to $13.8 million and $42.8 million for the same periods in 2014. The decrease in gross margin for the reported periods was primarily attributable to higher pipeline gains in 2014 and lower interruptible transportation margins in 2015. Lower throughput volumes in the segment were primarily due to lower average throughputs on the High Point system and legacy Midla system.

Gross margin for the Terminals segment was $2.6 million and $11.1 million for the three and twelve months ended December 31, 2015, respectively, compared to $2.7 million and $9.2 million for the same periods in 2014. The change in gross margin was primarily attributable to increases in contracted storage capacity and contractual storage rate escalations, as well as increased ancillary services.

2016 FORECAST

The Partnership forecasts 2016 Adjusted EBITDA and DCF in a range of $105 million to $120 million and $70 million to $85 million, respectively, with distribution coverage in a range of 1.1 to 1.2 times, leverage in a range of 4.0 to 4.5 times, and fee-based cash flow greater than 90 percent. The 2016 forecast is based on current commodity pricing and volume expectations. Growth capital expenditures in 2016, which excludes maintenance capital, are forecasted to be in a range of $45 million to $55 million, a reduction of approximately 60 percent over prior year, and primarily include the construction of organic growth projects. The 2016 forecast does not include potential acquisitions, drop downs, or asset development projects.

Key Metric	2016 Guidance	2015 Actual	Percent change
	(millions)		(at the midpoint)
Adjusted EBITDA	$105 - $120	$66.3	69.7%
Distributable Cash Flow	$70 - $85	$46.6	66.3%
Growth Capital Expenditures	$45 - $55	$130.5	(61.7)%

The Partnership's 2016 guidance assumes WTI oil price of approximately $34 per barrel, composite NGL pricing of $0.44 per gallon, and natural gas prices of $2.35 per MMBtu. For every 10 percent change in oil and composite NGL pricing, the Partnership estimates an impact to Adjusted EBTIDA of $0.5 million and $1 million, respectively. The table in Appendix A provides an overview of forecast Adjusted EBITDA's sensitivity to changes in commodity prices as of March 4, 2016.

BALANCE SHEET

As of December 31, 2015, the Partnership had $526.9 million outstanding under its senior secured revolving credit facility and its consolidated total leverage ratio under the credit facility was 4.6 times. For the three and twelve months ended December 31, 2015, capital expenditures totaled $18.7 million and $130.5 million, respectively, which included $1.1 million and $4.5 million for maintenance capital, respectively. 2015 capital expenditures were primarily attributable to construction of the Lavaca system, Bakken system, Longview rail facility, Permian off-spec treatment facility as well as the ongoing build-out of the Harvey terminal and initial construction activities for the Midla-Natchez pipeline.

DERIVATIVES

The Partnership enters into derivative agreements to hedge exposure to commodity prices associated with natural gas, NGLs, and crude oil from time to time. As of December 31, 2015, the Partnership had not entered into commodity hedge contracts for 2016 and beyond.

CONFERENCE CALL INFORMATION

The Partnership will host a conference call at 10:00 a.m. Eastern Time on Tuesday, March 8, 2016 to discuss these results. The call will be webcast and archived on the Partnership’s website for a limited time.

Dial-In Numbers:    (877) 291-4570 (Domestic toll-free)
(647) 788-4919 (International)
Conference ID:        32307325
Webcast URL:        www.AmericanMidstream.com under Investor Relations

Non-GAAP Financial Measures

This press release and the accompanying tables, include financial measures in accordance with U.S. generally accepted accounting principles, or GAAP, as well as non-GAAP financial measures, including “Adjusted EBITDA,” “Gross Margin,” and “Distributable Cash Flow.” The tables included in this press release include reconciliations of these non-GAAP financial measures to the nearest comparable GAAP financial measures. In addition, an “Explanation of Non-GAAP Financial Measures” is set forth in Appendix A attached to this press release. This press release does not include a reconciliation of forecasted Adjusted EBITDA or forecasted DCF to forecasted net income (loss) attributable to the Partnership because applicable information on which this reconciliation is based is not readily available. Accordingly, such a reconciliation is not available at this time without unreasonable effort.

About American Midstream Partners, LP

Denver-based American Midstream Partners, LP is a growth-oriented limited partnership formed to own, operate, develop and acquire a diversified portfolio of midstream energy assets. The Partnership provides midstream services in Texas, North Dakota, and the Gulf Coast and Southeast regions of the United States. For more information about American Midstream Partners, LP, visit www.AmericanMidstream.com.

Investor Contact

Allysa Howell, (303) 942-2359
AHowell@AmericanMidstream.com
Investor Relations Manager

Forward-Looking Statements

This press release includes forward-looking statements. These statements relate to, among other things, projections of 2016 financial performance, operational volumetrics and improvements, growth projects, cash flows and capital expenditures. We have used the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," "will," "potential," "line-of-sight," and similar terms and phrases to identify forward-looking statements in this press release. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations and future growth involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors which are described in greater detail in our filings with the SEC. Construction of growth projects described in this press release is subject to risks beyond our control including cost overruns and delays resulting from numerous factors.  In addition, we face risks associated with the integration of acquired businesses, decreased liquidity, increased interest and other expenses, assumption of potential liabilities, diversion of management’s attention, and other risks associated with growth and acquisitions, if consummated. Please see our Risk Factor disclosures included in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 7, 2016. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. The forward-looking statements herein speak as of the date of this press release. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this press release.

American Midstream Partners, LP and Subsidiaries
Consolidated Balance Sheets
(Unaudited, in thousands)

	December 31, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$—	$499
Accounts receivable	3,181	4,924
Unbilled revenue	15,559	24,619
Risk management assets	365	688
Other current assets	10,094	15,554
Total current assets	29,199	46,284
Property, plant and equipment, net	648,013	582,182
Goodwill	16,262	142,236
Intangible assets, net	100,965	106,306
Investment in unconsolidated affiliates	82,301	22,252
Other assets, net	14,556	14,298
Total assets	$891,296	$913,558
Liabilities and Partners’ Capital
Current liabilities
Accounts payable	$4,667	$20,326
Accrued gas purchases	7,281	14,326
Accrued expenses and other current liabilities	25,035	25,800
Current portion of long-term debt	2,338	2,908
Risk management liabilities	—	215
Total current liabilities	39,321	63,575
Asset retirement obligations	28,549	34,645
Other liabilities	1,001	126
Long-term debt	525,100	372,950
Deferred tax liability	5,826	5,113
Total liabilities	599,797	476,409
Commitments and contingencies
Convertible preferred units
Series A convertible preferred units (9,210 thousand and 5,745 thousand units issued and outstanding as of December 31, 2015 and December 31, 2014, respectively)	169,712	107,965
Equity and partners' capital
General Partner Interest (536 thousand and 392 thousand units issued and outstanding as of December 31, 2015 and December 31, 2014, respectively)	(104,853)	(2,450)
Limited Partner Interests (30,427 thousand and 22,670 thousand units issued and outstanding as of December 31, 2015 and December 31, 2014, respectively)	188,477	294,695
Series B convertible units (1,350 thousand and 1,255 thousand units issued and outstanding as of December 31, 2015 and December 31, 2014, respectively)	33,593	32,220
Accumulated other comprehensive income (loss)	40	2
Total partners’ capital	117,257	324,467
Noncontrolling interests	4,530	4,717
Total equity and partners' capital	121,787	329,184
Total liabilities, equity and partners' capital	$891,296	$913,558

American Midstream Partners, LP and Subsidiaries
Consolidated Statements of Operations
(Unaudited, in thousands, except for per unit amounts)

	Three months ended December 31,		Years Ended December 31,
	2015	2014	2015	2014	2013
Revenue	$48,549	$79,369	$235,034	$307,309	$294,051
Gain (loss) on commodity derivatives, net	50	808	1,324	1,091	28
Total revenue	48,599	80,177	236,358	308,400	294,079
Operating expenses:
Purchases of natural gas, NGLs and condensate	19,141	42,223	105,883	197,952	215,053
Direct operating expenses	16,387	13,813	59,549	45,702	32,236
Selling, general and administrative expenses	7,087	5,998	27,232	23,103	19,079
Equity compensation expense	952	404	3,774	1,536	2,094
Depreciation, amortization and accretion expense	9,915	9,482	38,014	28,832	30,002
Total operating expenses	53,482	71,920	234,452	297,125	298,464
Gain (loss) on involuntary conversion of property, plant and equipment	—	—	—	—	343
Gain (loss) on sale of assets, net	(1)	2	(3,011)	(122)	—
Loss on impairment of property, plant and equipment	—	(99,892)	—	(99,892)	(18,155)
Loss on impairment of goodwill	(118,592)	—	(118,592)	—	—
Operating income (loss)	(123,476)	(91,633)	(119,697)	(88,739)	(22,197)
Other income (expense):
Interest expense	(5,026)	(2,564)	(14,745)	(7,577)	(9,291)
Other income (expense)	—	2	—	(670)	—
Earnings in unconsolidated affiliates	6,936	231	8,201	348	—
Net income (loss) before income tax (expense) benefit	(121,566)	(93,964)	(126,241)	(96,638)	(31,488)
Income tax (expense) benefit	(69)	(297)	(1,134)	(557)	495
Net income (loss) from continuing operations	(121,635)	(94,261)	(127,375)	(97,195)	(30,993)
Income (loss) from discontinued operations, net of tax	(1)	(29)	(80)	(611)	(2,413)
Net income (loss)	(121,636)	(94,290)	(127,455)	(97,806)	(33,406)
Net income (loss) attributable to noncontrolling interests	(55)	7	25	214	633
Net income (loss) attributable to the Partnership	$(121,581)	$(94,297)	$(127,480)	$(98,020)	$(34,039)

General Partner's Interest in net income (loss)	$(1,569)	$(1,231)	$(1,645)	$(1,279)	$(1,405)
Limited Partners' Interest in net income (loss)	$(120,012)	$(93,066)	$(125,835)	$(96,741)	$(32,634)

Distribution declared per common unit (a)	$0.4725	$0.4725	$1.8900	$1.8500	$1.7500
Limited partners' net income (loss) per common unit
Basic and diluted:
Income (loss) from continuing operations	$(4.16)	$(4.98)	$(6.00)	$(8.54)	$(7.15)
Income (loss) from discontinued operations	—	—	—	(0.04)	(0.27)
Net income (loss)	$(4.16)	$(4.98)	$(6.00)	$(8.58)	$(7.42)
Weighted average number of common units outstanding:
Basic and diluted	30,412	19,597	24,983	13,472	7,525
(a)    Declared and paid for the three and twelve months ended December 31, 2015, 2014 and 2013.

American Midstream Partners, LP and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Years Ended December 31,
	2015	2014	2013
Cash flows from operating activities
Net income (loss)	$(127,455)	$(97,806)	$(33,406)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and accretion expense	38,014	28,832	29,999
Amortization of deferred financing costs	1,482	2,212	1,334
Amortization of weather derivative premium	912	1,035	662
Unrealized (gain) loss on derivative contracts, net	71	(595)	1,505
Non-cash compensation	3,863	1,626	2,094
Postretirement expense (benefit)	(14)	(45)	(73)
(Gain) loss on involuntary conversion of property, plant and equipment	—	—	(343)
(Gain) loss on sale of assets, net	3,161	207	75
Loss on impairment of property, plant and equipment	—	99,892	18,155
Loss on impairment of noncurrent assets held for sale	—	673	2,400
Loss on impairment of goodwill	118,592	—	—
Earnings in unconsolidated affiliates	(8,201)	(348)	—
Distributions from unconsolidated affiliates	8,201	348	—
Deferred tax expense (benefit)	953	213	(847)
Changes in operating assets and liabilities, net of effects of assets acquired and liabilities assumed:
Accounts receivable	1,743	13,067	(790)
Unbilled revenue	9,060	2,272	(226)
Risk management assets and liabilities	(875)	(809)	(1,147)
Other current assets	(962)	(7,533)	(1,614)
Other assets, net	(522)	6,049	(823)
Accounts payable	(3,643)	(12,026)	(845)
Accrued gas purchases	(7,045)	(5,540)	462
Accrued expenses and other current liabilities	2,857	(9,149)	769
Asset retirement obligations	(90)	(1,030)	—
Other liabilities	835	(67)	(118)
Net cash provided by operating activities	40,937	21,478	17,223
Cash flows from investing activities
Cost of acquisitions, net of cash acquired and settlements	7,383	(362,316)	—
Additions to property, plant and equipment	(130,549)	(96,998)	(27,196)
Proceeds from disposal of property, plant and equipment	4,813	6,323	500
Insurance proceeds from involuntary conversion of property, plant and equipment	—	—	482
Investment in unconsolidated affiliates	(71,597)	(12,000)	—
Proceeds from equity method investment, return of capital	12,367	1,632	—
Restricted cash	6,475	(8,511)	(2,000)
Net cash used in investing activities	(171,108)	(471,870)	(28,214)
Cash flows from financing activities
Proceeds from issuance of common units to public, net of offering costs	82,488	204,255	54,853

Unitholder contributions	1,905	5,588	13,075
Unitholder distributions	(53,386)	(28,009)	(16,120)
Issuance of Series A Units, net of issuance costs	44,768	—	14,393
Issuance of Series B Units	—	30,000	—
Unitholder distributions for common control transactions	(96,297)	—	(27,650)
Acquisition of noncontrolling interests	(74)	(8)	(752)
Net distributions to noncontrolling interests	(40)	(314)	(661)
LTIP tax netting unit repurchase	(756)	(256)	(630)
Deferred financing costs	(2,238)	(3,841)	(2,113)
Payments on other debt	(3,557)	(2,589)	(2,640)
Borrowings on other debt	4,709	3,449	3,795
Payments on loan to affiliate	—	—	(20,000)
Payments on bank loans	—	—	(34,730)
Borrowings on bank loans	—	—	27,546
Payments on long-term debt	(189,150)	(250,870)	(131,571)
Borrowings on long-term debt	341,300	493,085	134,021
Net cash provided by financing activities	129,672	450,490	10,816
Net increase (decrease) in cash and cash equivalents	(499)	98	(175)
Cash and cash equivalents
Beginning of period	499	401	576
End of period	$—	$499	$401
Supplemental cash flow information
Interest payments, net	$12,013	$6,726	$6,416
Supplemental non-cash information
(Decrease) increase in accrued property, plant and equipment	$(25,637)	$31,390	$(5,181)
Net assets contributed by General Partner in the Blackwater Acquisition	—	—	22,121
Net assets contributed by General Partner in exchange for the issuance of Series A Units	—	—	59,995
Fair value of Series A Units in excess of net assets received	—	—	15,612
Accrued and paid-in-kind unitholder distribution for Series A Units	16,978	13,154	4,811
Paid-in-kind unitholder distribution for Series B Units	1,373	2,220	—
Common unit issuance related to Costar Acquisition	—	147,296	—

American Midstream Partners, LP and Subsidiaries
Reconciliation of Adjusted EBITDA and Distributable Cash Flow
to Net income (loss) attributable to the Partnership
(Unaudited, in thousands)

	Three months ended December 31,		Years Ended December 31,
	2015	2014	2015	2014	2013
Reconciliation of Adjusted EBITDA to Net income (loss) attributable to the Partnership:
Net income (loss) attributable to the Partnership	$(121,581)	$(94,297)	$(127,480)	$(98,020)	$(34,039)
Add:
Depreciation, amortization and accretion expense	9,915	9,482	38,014	28,832	30,002
Interest expense	4,602	2,405	13,631	6,433	7,850
Debt issuance costs	254	461	2,238	3,841	2,113
Unrealized (gain) loss on derivatives, net	594	(2)	71	(595)	1,495
Non-cash equity compensation expense	973	427	3,863	1,626	2,094
Transaction expenses	59	234	1,426	1,794	3,987
Income tax expense (benefit)	76	282	953	224	(847)
Impairment on property, plant and equipment	—	99,892	—	99,892	18,155
Loss on impairment of noncurrent assets held for sale	—	—	—	673	2,400
Loss on impairment of goodwill	118,592	—	118,592	—	—
Proceeds from equity method investment, return of capital	7,064	649	12,367	1,632	—
General Partner contribution for cost reimbursement	—	—	330	—	—
Deduct:
COMA income	139	342	841	943	843
Straight-line amortization of put costs	—	—	—	—	119
OPEB plan net periodic benefit	5	10	14	45	73
Gain (loss) on involuntary conversion of property, plant and equipment	—	—	—	—	343
Gain (loss) on sale of assets, net	(1)	2	(3,161)	(207)	(75)
Adjusted EBITDA	$20,405	$19,179	$66,311	$45,551	$31,907
Deduct:
Cash interest expense (a)	4,573	2,366	13,478	6,275	7,295
Normalized maintenance capital (b)	1,550	1,300	6,200	5,200	4,685
Series A convertible preferred payment (c)	—	—	—	1,338	3,696
Distributable Cash Flow	$14,282	$15,513	$46,633	$32,738	$16,231

(a)	Excludes amortization of debt issuance costs and mark-to-market adjustments related to interest rate derivatives.

(b)	Represents quarterly maintenance capital expenditures in each given period, which is what the Partnership expects to be required to maintain assets over the long term.

(c)	Calculated on a pro-rata basis for the number of days the Series A units were outstanding during the given periods.

American Midstream Partners, LP and Subsidiaries
Reconciliation of Gross Margin to Net income (loss) attributable to the Partnership
(Unaudited, in thousands)

	Three months ended December 31,		Years Ended December 31,
	2015	2014	2015 (a)	2014 (a)	2013 (a)
Reconciliation of Gross Margin to Net income (loss) attributable to the Partnership
Gathering and processing segment gross margin	$17,179	$19,694	$76,865	$50,817	$36,985
Transmission segment gross margin	8,326	13,846	35,301	42,828	32,408
Terminals segment gross margin (b)	2,562	2,687	11,115	9,162	5,428
Total gross margin	28,067	36,227	123,281	102,807	74,821
Plus:
Gain (loss) on commodity derivatives, net	50	808	1,324	1,091	28
Earnings in unconsolidated affiliates	6,936	231	8,201	348	—
Less:
Direct operating expenses (b)	14,540	12,310	52,909	39,360	27,833
Selling, general and administrative expenses	7,087	5,998	27,232	23,103	19,079
Equity compensation expense	952	404	3,774	1,536	2,094
Depreciation, amortization and accretion expense	9,915	9,482	38,014	28,832	30,002
(Gain) loss on involuntary conversion of property, plant and equipment	—	—	—	—	(343)
(Gain) loss on sale of assets, net	1	(2)	3,011	122	—
Loss on impairment of property, plant and equipment	—	99,892	—	99,892	18,155
Loss on impairment of goodwill	118,592	—	118,592	—	—
Interest expense	5,026	2,564	14,745	7,577	9,291
Other (income) expense	—	(2)	—	670	—
Other, net (c)	506	584	770	(208)	226
Income tax expense (benefit)	69	297	1,134	557	(495)
Income (loss) from discontinued operations, net of tax	1	29	80	611	2,413
Net income (loss) attributable to noncontrolling interest	(55)	7	25	214	633
Net income (loss) attributable to the Partnership	$(121,581)	$(94,297)	$(127,480)	$(98,020)	$(34,039)

(a)
During these years, we had the following transactions that affect comparability: i) in September 2015, we acquired a non-operated 12.9% indirect interest in Delta House, which we account for as an equity method investment; ii) in October 2014 and January 2014, we acquired the Costar and Lavaca systems, respectively, both of which are included in our Gathering and Processing segment; iii) in December 2013, we acquired Blackwater, which is included in our Terminals segment; and iv) in April 2013, we acquired the High Point System, a portion of which is included in our Transmission segment.

(b)
Direct operating expenses includes Gathering and Processing segment direct operating expenses of $10.8 million and $8.6 million and Transmission segment direct operating expenses of $3.7 million and $3.7 million, respectively, for the three months ended December 31, 2015 and 2014. Direct operating expenses related to our Terminals segment of $1.8 million and $1.5 million, respectively, for the three months ended December 31, 2015 and 2014 are included within the calculation of Terminals segment gross margin. Direct operating expenses includes Gathering and Processing segment direct operating expenses of $39.2 million, $23.8 million, and $14.6 million and Transmission segment direct operating expenses of $13.7 million, $15.6 million, and $13.3 million for the for each of the three years ended December 31, 2015, 2014 and 2013, respectively. Direct operating expenses related to our Terminals segment of $6.6 million, $6.3 million, and $4.4 million are included within the calculation of Terminals segment gross margin for each of the three years ended December 31, 2015, 2014 and 2013, respectively.

(c)
Other, net includes realized gain on commodity derivatives of $0.6 million and $0.9 million and COMA income of $0.1 million and $0.3 million for the three months ended December 31, 2015 and 2014, respectively. Other, net includes realized gain on commodity derivatives of $1.6 million, $0.7 million and $1.1 million and COMA income of $0.8 million, $0.9 million and $0.8 million for each of the years ended December 31, 2015, 2014 and 2013, respectively.

American Midstream Partners, LP and Subsidiaries
Segment Financial and Operating Data
(Unaudited, in thousands, except for operating and pricing data)

	Three months ended December 31,		Years Ended December 31,
	2015	2014	2015	2014	2013
Segment Financial and Operating Data:
Gathering and Processing segment
Financial data:
Revenue	$34,606	$56,406	$173,597	$203,616	$205,179
Gain (loss) on commodity derivatives, net	50	808	1,324	1,091	28
Total revenue	34,656	57,214	174,921	204,707	205,207
Purchases of natural gas, NGLs and condensate	17,934	37,307	97,580	152,690	168,574
Direct operating expenses	10,847	8,620	39,189	23,783	14,574
Other financial data:
Segment gross margin	$17,179	$19,694	$76,865	$50,817	$36,985
Operating data:
Average throughput (MMcf/d)	322.1	320.3	338.2	274.8	277.2
Average plant inlet volume (MMcf/d) (a)	107.1	120.2	120.9	89.1	117.3
Average gross NGL production (Mgal/d) (a)	155.2	138.4	231.1	64.2	52.0
Average gross condensate production (Mgal/d) (a)	77.6	167.1	99.8	75.2	46.2
Average realized prices:
Natural gas ($/Mcf)	$2.31	$4.27	$2.91	$4.92	$4.03
NGLs ($/gal)	$0.45	$0.76	$0.58	$0.91	$0.90
Condensate ($/gal)	$0.84	$1.15	$0.97	$1.62	$2.29
Transmission segment
Financial data:
Total revenue	$9,534	$18,773	$43,682	$88,189	$79,041
Purchases of natural gas, NGLs and condensate	1,206	4,916	8,303	45,262	46,479
Direct operating expenses	3,693	3,690	13,720	15,577	13,259
Other financial data:
Segment gross margin	$8,326	$13,846	$35,301	$42,828	$32,408
Operating data:
Average throughput (MMcf/d)	634.7	803.4	708.6	778.9	644.7
Average firm transportation - capacity reservation (MMcf/d)	635.4	605.3	653.7	577.9	640.7
Average interruptible transportation - throughput (MMcf/d)	375.5	483.8	410.3	468.9	389.2
Terminals segment
Financial data:
Total revenue	$4,409	$4,190	$17,755	$15,504	$9,831
Direct operating expenses	1,847	1,503	6,640	6,342	4,403
Other financial data:
Segment gross margin	$2,562	$2,687	$11,115	$9,162	$5,428
Operating data:
Contracted Capacity (Bbls)	1,589,133	1,317,800	1,487,542	1,247,058	1,114,792
Design Capacity (Bbls)	1,800,800	1,503,400	1,688,950	1,363,817	1,165,600
Storage utilization (b)	88.2%	87.7%	88.1%	91.4%	95.6%

(a)	Excludes volumes and gross production under our elective processing arrangements.

(b)	Excludes storage utilization associated with our discontinued operations.

Appendix A

2016 Forecast Adjusted EBITDA Commodity Price Sensitivity

Weighted Average NGLs* ($/gal)	WTI Crude ($/Bbl)
	$27	$30	$34	$37	$40
$0.35	$109.5	$110.0	$110.5	$111.0	$111.5
$0.39	$110.5	$111.0	$111.5	$112.0	$112.5
$0.44	$111.5	$112.0	$112.5	$113.0	$113.5
$0.48	$112.5	$113.0	$113.5	$114.0	$114.5
$0.52	$113.5	$114.0	$114.5	$115.0	$115.5
*Assumes Ethane 22%, Propane 32%, Iso-Butane 8%, N. Butane 14%, and N. Gasoline 24%.

Note About Non-GAAP Financial Measures
Gross margin, Adjusted EBITDA and DCF are all non-GAAP financial measures. Each has important limitations as an analytical tool because it excludes some, but not all, items that affect the most directly comparable GAAP financial measures. Management compensates for the limitations of these non-GAAP financial measures as analytical tools by reviewing the nearest comparable GAAP financial measures, understanding the differences between the measures and incorporating these data points into management’s decision-making process.
You should not consider any of gross margin, Adjusted EBITDA or DCF in isolation or as a substitute for or more meaningful than our results as reported under GAAP. Gross margin, Adjusted EBITDA and DCF may be defined differently by other companies in our industry. Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

We define Adjusted EBITDA as net income (loss) attributable to the Partnership, plus interest expense, income tax expense, depreciation, amortization and accretion expense, certain non-cash charges such as non-cash equity compensation expense, unrealized losses on commodity derivative contracts, debt issuance costs, return of capital from unconsolidated affiliates, transaction expenses and selected charges that are unusual or nonrecurring, less interest income, income tax benefit, unrealized gains on commodity derivative contracts, and selected gains that are unusual or nonrecurring. The GAAP measure most directly comparable to our performance measure Adjusted EBITDA is net income (loss) attributable to the Partnership.

DCF is a significant performance metric used by us and by external users of the Partnership's financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by us to the cash distributions we expect to pay the Partnership's unitholders. Using this metric, management and external users of the Partnership's financial statements can quickly compute the coverage ratio of estimated cash flows to planned cash distributions. DCF is also an important financial measure for the Partnership's unitholders since it serves as an indicator of the Partnership's success in providing a cash return on investment. Specifically, this financial measure may indicate to investors whether we are generating cash flow at a level that can sustain or support an increase in the Partnership's quarterly distribution rates. DCF is also a quantitative standard used throughout the investment community with respect to publicly traded partnerships and limited liability companies because the value of a unit of such an entity is generally determined by the unit's yield (which in turn is based on the amount of cash distributions the entity pays to a unitholder). DCF will not reflect changes in working capital balances.

We define DCF as Adjusted EBITDA plus interest income, less cash paid for interest expense, normalized maintenance capital expenditures, and dividends related to the Series A convertible preferred units. The GAAP financial measure most comparable to DCF is net income (loss) attributable to the Partnership.

The GAAP measure most directly comparable to forecasted Adjusted EBITDA and DCF is forecasted net income (loss) attributable to the Partnership. Net income (loss) attributable to the Partnership is forecasted to be approximately $2 million to $6 million in 2016.

Segment gross margin and gross margin are metrics that we use to evaluate our performance. We define segment gross margin in our Gathering and Processing segment as revenue generated from gathering and processing operations and realized gains or (losses) on commodity derivatives, less the cost of natural gas, crude oil, NGLs and condensate purchased and revenue from construction, operating and maintenance agreements ("COMA"). Revenue includes revenue generated from fixed fees associated with the gathering and treatment of natural gas and crude oil and from the sale of natural gas, crude oil, NGLs and condensate resulting from gathering and processing activities under fixed-margin and percent-of-proceeds arrangements. The cost of natural gas, NGLs and condensate includes volumes of natural gas, NGLs and condensate remitted back to producers pursuant to percent-of-proceeds arrangements and the cost of natural gas purchased for our own account, including pursuant to fixed-margin arrangements.

We define segment gross margin in our Transmission segment as revenue generated from firm and interruptible transportation agreements and fixed-margin arrangements, plus other related fees, less the cost of natural gas purchased in connection with fixed-margin arrangements. Substantially all of our gross margin in this segment is fee-based or fixed-margin, with little to no direct commodity price risk.

We define segment gross margin in our Terminals segment as revenue generated from fee-based compensation on guaranteed firm storage contracts and throughput fees charged to our customers less direct operating expense which includes direct labor, general materials and supplies and direct overhead.

We define gross margin as the sum of our segment gross margin for our Gathering and Processing, Transmission and Terminals segments. The GAAP measure most directly comparable to gross margin is net income (loss) attributable to the Partnership.